                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY







                                 AMENDMENT NO. 6

                                       TO

                        INDENTURE AND SERVICING AGREEMENT

                              (Warehouse Facility)


                            CREDITRUST FUNDING I LLC,
                                    as Issuer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                         as Trustee and Backup Servicer

                                       and

                           RADIAN ASSET ASSURANCE INC.
                    (f/k/a Asset Guaranty Insurance Company),
                                 as Note Insurer

                                       and

                           NCO FINANCIAL SYSTEMS, INC.
                              as Successor Servicer


                            Dated as of June 29, 2002





                    CREDITRUST WAREHOUSE NOTES, SERIES 1998-A

                                 AMENDMENT NO. 6
                                       TO
                        INDENTURE AND SERVICING AGREEMENT
                              (Warehouse Facility)

         This Amendment No. 6 to Indenture and Servicing Agreement, dated as of June 29, 2002 (this "Amendment No. 6"), is executed by and among Creditrust Funding I LLC, as issuer (the "Issuer"), Wells Fargo Bank Minnesota, National Association ("Wells"), as trustee (in such capacity, the "Trustee") and as backup servicer (in such capacity, the "Backup Servicer"), Radian Asset Assurance Inc. (f/k/a Asset Guaranty Insurance Company), as note insurer (the "Note Insurer"), and NCO Financial Systems, Inc., a Pennsylvania corporation, as successor servicer (in such capacity, "NCOFS").

                                    RECITALS

         WHEREAS, the Issuer, the Trustee, the Backup Servicer, Creditrust Corporation as initial servicer, and the Note Insurer have executed and delivered an Indenture and Servicing Agreement dated as of September 1, 1998, as amended by Amendment No. 1 to Indenture and Servicing Agreement dated as of February 16, 1999, Amendment No. 2 to Indenture and Servicing Agreement dated as of March 15, 1999, Amendment No. 3 to Indenture and Servicing Agreement dated as of December 21, 1999, Amendment No. 4 to Indenture and Servicing Agreement dated as of February 29, 2000, and Amendment No. 5 to Indenture and Servicing Agreement dated as of February 20, 2001 (collectively, the "98-A Indenture"), relating to the Issuer's variable rate Creditrust Warehouse Notes, Series 1998-A;

         WHEREAS, the term of Wells as the Successor Servicer expired on February 20, 2001, at which time NCOFS became the Successor Servicer;

         WHEREAS, the parties hereto desire to make certain modifications to the 98-A Indenture as set forth herein; and

         WHEREAS, the parties hereto have obtained the consent (the "Consent") of the Noteholders evidencing not less than 66 2/3% of the Voting Interests, and the Trustee has furnished to the Rating Agency and the Placement Agent written notification of the substance of this Amendment No. 6 and the Consent.

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         NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Noteholders to the extent provided herein:

                                    ARTICLE I
                             DEFINITIONS; AMENDMENTS

         SECTION 1.1. Definitions. Any capitalized term used herein but not defined herein shall have the meanings ascribed to it in the 98-A Indenture.

         SECTION 1.2. Amendments to Definitions.

          (a)  Section 1.01 is amended by inserting the following definition:

               "Bankrupt Sale Net Proceeds" means the portion of Net Proceeds arising from the sale of Bankrupt Sale Receivables pursuant to
               Section 3.13(a).

          (b)  Section 1.01 is amended by inserting the following definition:

               "Bankrupt Sale Receivable" means any Receivable the Obligor of which is subject to (i) a petition filed by or against the Obligor, (ii) a decree or order for relief entered by a court or agency or supervisory authority having jurisdiction in respect of the Obligor, or (iii) the appointment of a trustee in bankruptcy, conservator or receiver for the Obligor, in any bankruptcy, insolvency, readjustment of debt or similar proceeding.

          (c) The definition of the term "Net Proceeds" in Section 1.01 is deleted in its entirety and replaced with the following:

               "Net Proceeds" means, with respect to a Receivable, all monies in available funds collected, received or otherwise recovered by the Servicer or Permitted Third Parties on or with respect to a Receivable or from or for the account of the related Obligor on such Receivable, including, without limitation, in connection with a sale thereof pursuant to Section 3.13. Third-Party Fees and Third-Party Costs incurred by Permitted Third Parties and paid in connection with collecting or enforcing a Receivable will be deducted from collections on any Receivable by either the applicable Permitted Third-Party or by the Servicer on their behalf and will not constitute Net Proceeds. Notwithstanding the foregoing, Sale Net Proceeds shall not be Net Proceeds for purposes of computing the Servicing Fee.

          (d)  Section 1.01 is amended by inserting the following definition:

               "Permitted Third Party" means any Person that the Controlling Party has agreed in writing to be a Permitted Third Party, provided that such Person has entered into a collection services agreement with the Servicer substantially in the form of Exhibit F.

               Exhibit F to this Amendment No. 6 is hereby deemed attached to the 98-A Indenture as Exhibit F thereto.

          (e)  Section 1.01 is amended by inserting the following definition:

               "Sale Net Proceeds" means Bankrupt Sale Net Proceeds and the portion of Net Proceeds arising from the sale of Receivables pursuant to Section 3.13(b).

          (f) The definition of the term "Servicing Fee" in Section 1.01 is deleted in its entirety and replaced with the following:

               "Servicing Fee" means the fee payable to the Servicer on each Payment Date, calculated pursuant to Section 3.05, for services rendered during the related Collection Period, which shall be (i) for any Payment Date on which NCOFS or any Affiliate thereof is the Servicer, equal to (A) 25% of all Net Proceeds (excluding Sale Net Proceeds) collected, received or otherwise recovered by the Servicer from or for the account of the Obligors during such Collection Period, (B) 20% of all Net Proceeds (excluding Sale Net Proceeds) collected, received or otherwise recovered by Permitted Third Parties from or for the account of the Obligors during such Collection Period and (C) 10% of all Sale Net Proceeds collected, received or otherwise recovered during such Collection Period and (ii) for any Payment Date on which a party other than NCOFS or any Affiliate thereof is the Servicer or the Successor Servicer, equal to 35% of all Net Proceeds (excluding Sale Net Proceeds) collected, received or otherwise recovered from or for the account of the Obligors during such Collection Period; provided that at any time during which a party other than NCOFS or any Affiliate thereof is the Servicer or the Successor Servicer, the term "Servicing Fee" shall also mean and include the additional amounts payable to a Successor Servicer, subject and pursuant to Section 8.03 (all amounts in excess thereof are herein referred to as the "Additional Service Fee"); provided, however, that the terms "Servicing Fee" and "Additional Service Fee" shall not include any such additional amounts under Section
               8.03 hereof in the event that NCOFS or any Affiliate thereof is then the Successor Servicer."

          (g)  Section 1.01 is amended to insert the following definition:

               "Third-Party Costs" means all out-of-pocket costs and expenses incurred by a Permitted Third Party in connection with collection actions or proceedings related to the enforcement or collection of any Receivable.

         SECTION 1.3. Amendments Relating to Permitted Third Parties and Sales of Receivables; and Miscellaneous Amendments.

          (a) Section 3.05 is amended by deleting the first parenthetical in the second sentence in its entirety and replacing it with the following parenthetical:

               "(other than Third-Party Fees, Third-Party Costs and those specified in the following proviso)"

          (b) Article III is amended by inserting the following Section 3.13 at the end thereof:

               "SECTION 3.13 Sale of Receivables.

               (a) The Servicer, as agent of the Trustee and the Issuer, may, without the consent of any Person, sell Bankrupt Sale Receivables in arm's length transactions with third parties who are not Affiliates of the Issuer or the Servicer in a manner consistent with the procedures set forth in Exhibit 3.13(a). The Net Proceeds of all sales of Bankrupt Sale Receivables must be in immediately available funds.

               (b) The Servicer, as agent of the Trustee and the Issuer, may sell any Receivable in arm's length transactions with third parties who are not Affiliates of the Issuer or the Servicer upon receipt of the prior written consent from the Controlling Party. The Servicer shall deliver to the Controlling Party no later than five (5) Business Days preceding the date of such proposed sale, an Officer's Certificate in the form of Exhibit 3.13(b)(i). The Controlling Party shall within five (5) Business Days of receipt of the foregoing notice advise the Servicer and the Trustee of its consent or withholding consent to the proposed sale. The Servicer shall deliver to the Controlling Party no later than two
               (2) Business Days following the date of any sale of any Receivable, an Officer's Certificate in the form of Exhibit 3.13(b)(ii). The Net Proceeds of all sales of such Receivables must be in immediately available funds."

               Exhibit 3.13(a), Exhibit 3.13(b)(i) and Exhibit 3.13(b)(ii) to this Amendment No. 6 are hereby deemed attached to the 98-A Indenture as Exhibit 3.13(a), Exhibit 3.13(b)(i) and Exhibit 3.13(b)(ii), respectively.

          (c)  Section 10.05 is amended by designating Section 10.05(a) as
               Section 10.05 and by deleting Section 10.05(b) in its entirety.

          (d) Section 7.07 is amended by inserting the following clause (s) at the end thereof:

               "(s) Permitted Third Parties. The Servicer shall not engage any other Person for the collection of Receivables on any basis except Permitted Third Parties that have entered into a collection services agreement with the Servicer substantially in the form of Exhibit F. In addition, the Servicer shall not pay any such Permitted Third Party a contingency fee for the collection of Receivables in excess of 50%. The Servicer hereby acknowledges and agrees that (a) in the event that the rights and obligations of the Servicer, as Servicer under the Indenture and the other Transaction Documents, are terminated, Permitted Third Parties engaged by the Servicer shall cease to assist in the collection or servicing of any Receivables and (b) the Controlling Party shall have the right, in its sole discretion, to direct the Servicer (i) to terminate any servicing arrangements the Servicer has with Permitted Third Parties with respect to any Receivables and (ii) to instruct any Permitted Third Parties to cease to assist in the collection or servicing of any Receivables.

          (e) Exhibit A to the 98-A Indenture is amended by deleting the current Exhibit A in its entirety and replacing it with Exhibit A to this Amendment No. 6.

         SECTION 1.4. Trustee Covenant. In accordance with Section 11.01(d) of the 98-A Indenture, the Trustee hereby agrees and covenants to furnish, promptly after the execution of this Amendment No. 6, written notification of the substance of this Amendment No. 6 and the Consent to each of the Noteholders.



                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

         SECTION 2.1. Conditions Precedent. This Amendment No. 6 shall become effective as of June 29, 2002 upon the satisfaction of the following conditions precedent:

          (a) the Note Insurer and the Trustee shall have received fully executed counterparts of this Amendment No. 6 (which may be by facsimile);

          (b) the Trustee shall have furnished written notification of the substance of this Amendment No. 6 to the Rating Agency and the Placement Agent; and

          (c) no event or condition shall have occurred and be continuing, or would result from the execution, delivery or performance of this Amendment No. 6, that would constitute an Event of Default or a Servicer Default.

         SECTION 2.2. Amendment. This Amendment No. 6 may only be amended in the same manner as the 98-A Indenture may be amended.

         SECTION 2.3. Entire Agreement; Effect. This Amendment No. 6, together with the Transaction Documents, is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Amendment No. 6 supersedes any and all prior understandings, and it does not alter, amend or waive any of the terms or provisions of the 98-A Indenture except for those terms or provisions expressly amended hereby. Notwithstanding anything in the foregoing to the contrary, nothing in this Amendment No. 6: (i) shall be construed as limiting, and each of the parties hereto reserves, its respective rights and remedies with respect to any of the Transaction Documents, including, without limitation, the Settlement Agreement (the "Settlement Agreement") entered into pursuant to the Consent Order of the United States Bankruptcy Court for the District of Maryland, Baltimore Division, Approving the Settlement Agreement dated January 18, 2001 among Creditrust Corporation, Creditrust SPV2, LLC, Creditrust SPV 98-2, LLC, Creditrust Funding 1 LLC, the Trustee, Wells Fargo, Coldata, the Note Insurer, NCO Group, Inc., the Successor Servicer and NCO Portfolio Funding, Inc.; or (ii) shall be construed as an admission by any of the parties hereto of the existence or not of any particular facts or circumstances hereunder or under any of the Transaction Documents, including, without limitation, the Settlement Agreement. For the avoidance of doubt, Sections 8.03 and 8.07 of the 98-A Indenture are confirmed in their entirety, and nothing in this Amendment No. 6 shall be construed as limiting the right of the Backup Servicer to, at its own expense, enter into subservicing agreements with Subservicers.

         SECTION 2.4. Governing Law; Waiver of Jury Trial. This Amendment No. 6 shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Amendment No. 6 shall be determined in accordance with such laws, including
Section 5-1401 of the General Obligation Law of New York, but otherwise without regard to its conflict of laws provisions. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT NO. 6 OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 2.5. Severability of Provisions; Counterparts. If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 6 shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 6 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 6 or the Notes, or the rights of the Noteholders or the Note Insurer. This Amendment No. 6 may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         SECTION 2.6. Note Insurer. This Amendment No. 6 is not evidence of any position by the Note Insurer, affirmative or negative, as to whether action by the Noteholders, or any other party, is required in addition to the execution of this Amendment No. 6 by the Note Insurer. No representation is made by the Note Insurer as to the necessity for or the satisfaction of any additional action or condition under the 98-A Indenture with respect to the amendment thereof. This Amendment No. 6 does not modify the obligations of the Note Insurer under the Policy as set forth therein.

         SECTION 2.7. Trustee. In executing this Amendment No. 6, the Trustee shall have and be entitled to all privileges, indemnities and limitations on liability as are provided for the benefit of the Trustee in the 98-A Indenture (as in force prior to giving effect to this Amendment No. 6) including, but not limited to, under Sections 9.01 (d) and 9.05 thereof.

         SECTION 2.8. Representations, Warranties and Covenants. Upon the effectiveness of this Amendment No. 6, the Issuer, the Successor Servicer and the Trustee hereby remakes and reaffirms all covenants, representations and warranties made by it in the 98-A Indenture (except, in each case, to the extent that such covenants, representations or warranties expressly speak as of another date).





                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      [Amendment No. 6 to 98-A Indenture--
                                      Signature Page]

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be duly executed by their respective officers as of the day and year first above written.

                                      CREDITRUST FUNDING I LLC,
                                      as Issuer



                                      By:
                                      Name:
                                      Title:


                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, in its capacity as Trustee
                                      and as Backup Servicer



                                      By:
                                      Name:
                                      Title:


                                      RADIAN ASSET ASSURANCE INC.



                                      By:
                                      Name:
                                      Title:


                                      NCO FINANCIAL SYSTEMS, INC., in its
                                      capacity as Successor Servicer


                                      By:
                                      Name:
                                      Title:

                                 EXHIBIT 3.13(a)
                                 ---------------

                        BANKRUPT ACCOUNT SALE PROCEDURES


1. Receivables must be Bankrupt Sale Receivables.

2. Price must be 9% of the face amount or greater.

3. Seller only to represent and warrant the following:

         1. The Seller is duly organized, existing and in good standing as a limited liability company under the laws of the State of Delaware; the Seller's execution, delivery and performance of the Agreement are within the Seller's powers and have been duly authorized by all necessary action; the Agreement is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general equity principles; and the Agreement is not in conflict with the terms of the Seller's limited liability company agreement or bylaws, or of any material indenture, agreement or undertaking to which the Seller is bound.

         2. The Seller has title to the Receivables free and clear of any liens or encumbrances created by the Seller.

         3. The Seller has not employed any investment banker, broker or finder in connection with the transaction contemplated by the Agreement who might be entitled to a fee or commission upon consummation of such transaction.

         4. The location of the Seller's chief place of business and chief executive office is
                       ------------------------.

                               EXHIBIT 3.13(b)(i)
                               ------------------

                NOTICE OF PROPOSED SALE OF NON-BANKRUPT ACCOUNTS

         This Notice of Proposed Sale is given by NCO FINANCIAL SYSTEMS, INC., as successor servicer (the "Servicer") pursuant to Section 3.13(b) of that certain Indenture and Servicing Agreement, dated as of September 1 1998, as amended, restated, supplemented or otherwise modified in accordance with the terms thereof (the "Indenture and Servicing Agreement"), among the Servicer, CREDITRUST FUNDING I LLC, as Issuer, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee and Backup Servicer, and RADIAN ASSET ASSURANCE INC., as
Note Insurer. All capitalized terms that are not defined herein shall have the meaning assigned to such terms in the Indenture and Servicing Agreement.

1. The Servicer proposes to arrange to sell Receivables (the "Sale Receivables") pursuant to Section 3.13(b) of the Indenture and Servicing Agreement.

2. The pool identification number of the Sale Receivables and the date of the Servicer's purchase of each of the Sale Receivables is as set forth on Exhibit A attached hereto.

3. Attached as Exhibit B hereto is a true and complete copy of the offering information which shall be distributed to the prospective purchaser of the Sale Receivables.

4. The minimum sale price for the Sale Receivables is $______________.

5. The proposed date for the sale of the Sale Receivables is _______________.

6. The original purchase price paid by the Servicer for the Sale Receivables was $___________.

7. The proposed terms and conditions of the sale of the Sale Receivables are as set forth on Exhibit C attached hereto.

8. The only representations to be made by the Issuer in connection with the sale of the Sale Receivables are as set forth on Exhibit D attached hereto.

9. Attached as Exhibit E hereto is a revised pay-off trend analysis for the Notes (calculated assuming the sale of the Sale Receivables at the price and on the date stated herein).

Executed this __________day of __________.

NCO FINANCIAL SYSTEMS, INC., as Successor Servicer

By:____________________________
Name:
Title:

                               EXHIBIT 3.13(b)(ii)
                               -------------------

                     NOTICE OF SALE OF NON-BANKRUPT ACCOUNTS

         This Notice of Sale is given by NCO FINANCIAL SYSTEMS, INC., as successor servicer (the "Servicer") pursuant to Section 3.13(b) of that certain Indenture and Servicing Agreement, dated as of September 1 1998, as amended, restated, supplemented or otherwise modified in accordance with the terms thereof (the "Indenture and Servicing Agreement"), among the Servicer, CREDITRUST FUNDING I LLC, as Issuer, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee and Backup Servicer, and RADIAN ASSET ASSURANCE INC., as
Note Insurer. All capitalized terms that are not defined herein shall have the meaning assigned to such terms in the Indenture and Servicing Agreement.

1. The Servicer arranged the sale of the Receivables (the "Sale Receivables") pursuant to and in accordance with the terms of Section 3.13(b) of the Indenture and Servicing Agreement.

2. The pool identification number of the Sale Receivables and the date of the Servicer's purchase of each of the Sale Receivables is as set forth on Exhibit A attached hereto.

3. Attached as Exhibit B hereto is a true and complete copy of the offering information which was distributed to the prospective purchaser of the Sale Receivables.

4. The sale price for the Sale Receivables was $______________.

5. The date of the sale of the Sale Receivables was _______________.

6. The original purchase price paid by the Servicer for the Sale Receivables was $___________.

7. Copies of each of the executed documents entered into in connection with the sale of the Sale Receivables are attached hereto as Exhibit C.

8. The only representations made by the Issuer in connection with the sale are those set forth in the sale documents attached hereto as Exhibit D.

9. Attached as Exhibit E hereto is a revised pay-off trend analysis for the Notes (calculated giving effect to the sale of the Sale Receivables).

Executed this __________day of __________.

NCO FINANCIAL SYSTEMS, INC., as Successor Servicer
By:____________________________
Name:
Title:

                                    EXHIBIT A
                                    ---------

                            MONTHLY SERVICING REPORT

                                   [Attached]

                                    EXHIBIT F
                                    ---------

                          COLLECTION SERVICES AGREEMENT

THIS COLLECTION SERVICES AGREEMENT (this "Agreement") is made and entered into this ____ day of _______________, 2002 by and between a ____________________
Corporation, having its principal place of business located at ____________________________________________________ (hereinafter called
"Agency"), and NCO FINANCIAL SYSTEMS, INC., a Pennsylvania Corporation, having its principal place of business located at 507 Prudential Rd, Horsham, PA 19044 (hereinafter called "Client").

In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

SERVICES PERFORMED BY AGENCY: Agency hereby agrees to undertake collection of such delinquent accounts placed with it for collection from time to time on a non-exclusive basis by Client (the "Accounts"). Client is under no obligation to refer any accounts to Agency for collection. Agency agrees to maintain complete and accurate records of all the Accounts placed with it by Client. Agency shall not initiate any legal action on any of the Accounts without the prior written consent of Client, which consent may be withheld for any reason whatsoever. If litigation is authorized by Client, Agency will advance all costs of legal action and will be reimbursed from first dollars collected.

REGULATORY COMPLIANCE: Agency and all persons acting for or on behalf of Agency in collecting the Accounts shall comply with all applicable federal, state, and local laws, rules, decisions and regulations, including without limitation, those relating to consumer debt collection, disclosure, privacy, and credit reporting including, without limitation, the federal Fair Debt Collection Practices Act and the federal Fair Credit Reporting Act. Agency has and will continue to maintain in force and in good standing all licenses, permits and authority required by any governmental entity to carry on its business and perform its obligations under this Agreement. Agency shall immediately notify Client of any action taken by an individual, a regulatory agency or court regarding violation of any regulations governing its debt collection practices. Agency will maintain a complete history of all complaints that shall be available for review by Client at any time.

CONFIDENTIALITY: Except as strictly necessary to fulfill its responsibilities under this Agreement, Agency and its representatives shall not divulge to any third parties information contained in this Agreement, related to the Accounts or the business practices of Client, without the prior written consent of Client.

RETURN/RECALL OF ACCOUNTS: Unless otherwise instructed by Client or if any of the Accounts are paying or under payment agreement, Agency shall return to Client all the Accounts referred to Agency within 180 days of placement. After the Accounts are returned to Client, Agency shall not be entitled to any fee or commission on payments received by Client after the return date. Client reserves the right to recall the Accounts at any time or within 10 days of placement for any reason whatsoever.
After recall, Agency shall not be entitled to any fee or commission on payments received by Client after the recall date.

FEES TO AGENCY: Client agrees to pay Agency a % contingency fee on gross monies collected. If legal action is authorized by Client, no fee shall be payable on the recovery of legal costs. Agency will be entitled to its fee on any direct payments received by Client or its affiliates more than ten (10) days after placement. The fee may be changed by agreement of both parties.

REMITTANCES TO CLIENT: For the portfolio, all GROSS monies collected by Agency, shall be forwarded to Client at NCO FINANCIAL SYSTEMS, INC., 507 Prudential Rd, Horsham, PA 19044, on the 15th and 30th of each month, or as otherwise required by Client. Agency's final remittance for the month shall be sent via express next-day mail with scheduled delivery no later than noon on the last business day of each month. Agency agrees to maintain a separate Trust Account in the name of Client and to post and deposit all funds in the Trust Account within twenty-four (24) hours of receipt of debtor payments.

A remittance report shall accompany the Agency's gross remittance and contain the following information: debtor's name; [NCO/Client] master number; original account number; date payment is received by Agency; gross payment amount; fee %; and fee amount. The Accounts that are PAID or SETTLED IN FULL shall be so noted on the remittance report.

AGENCY SHALL INVOICE CLIENT SEPARATELY FOR ALL NON-CONTINGENT CHARGES AND FEES, EXCEPT FOR RETURNED CHECKS WHICH CAN BE DEDUCTED FROM THE REMITTANCE.

SETTLEMENT AUTHORITY: Client shall provide Agency with the names of Client representatives authorized to approve settlements. Agency shall not accept any settlement that would forgive more than fifty percent (50%) of the total balance, or an amount exceeding three thousand dollars ($3,000), whichever is less, without first obtaining written authorization from Client's authorized representative. Agency shall document within its collector notes the actual date(s), time(s) and individual(s) whom it contacted or attempted to contact to obtain or seek to obtain settlement authorization.

CLIENT COLLECTION CRITERIA
Agency promises that it shall employ its best efforts to collect the Accounts referred by Client. Agency shall strictly adhere to the following MINIMUM work standards when working the Accounts:

     a) Account activation within 48 hours of receipt (initial letter & phone attempt).

     b)   Each account shall be reviewed every 10 days as appropriate.

     c)   Telephone calls scheduled evenings and weekends.

     d) Implement skip-tracing procedures within (7) days upon determination of account being a skip.

     e) Credit bureau reports retrieved within one week of placement for all accounts with balances over $1000.00.

     f) Collector workload not to exceed 400 accounts (secondary placements) and 1000 accounts (tertiary or quaternary placements).

     g)   Monthly supervisor reviews.

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REPORTING: Agency shall promptly comply with Client's reporting requirements, including, but not limited to, daily activity reports and remittance reports.

CREDIT BUREAU REPORTING: Agency acknowledges and agrees that reporting any of the Accounts to a credit bureau is strictly prohibited by this Agreement.

USE OF ORIGINAL SELLER'S NAME: Agency acknowledges that Client is strictly bound by Purchase and Sale Agreements limiting its disclosure of the original Creditor or Seller's name. Agency shall not use or refer to the original Creditor or Seller's name, logo or service marks for any purpose relating to any of the Accounts except that Agency may use the original Creditor or Seller's name only in conjunction with Client's name for the purpose of identifying an account in telephone communication or initial written communication with the obligor. Agency shall not disclose the original Creditor or Seller's name in any subsequent written communication with the account debtor.

ACTING AS ORIGINAL SELLER: Agency agrees that no person acting on behalf of Agency shall represent at any time that he or she is employed by or represents the original Creditor or Seller of the Accounts or has any authority to act for or on behalf of the original Creditor or Seller. Account debtors seeking communication with the original Creditor or Seller shall be referred to Client.

NO CONTACT WITH ORIGINAL SELLER: Agency agrees that it shall not initiate any contact with the original Creditor or Seller of the Accounts at any time with respect to any account being worked on behalf of NCO/CREDITRUST. Requests for documentation to validate a debt are to be referred to Client.

INDEMNIFICATION OF CLIENT: Agency agrees to hold Client harmless and indemnify it for any and all claims of any person, firm, corporation or governmental entity resulting from or based upon any methods, procedures, devices or communications employed or made by the Agency or any of its partners, agents, employees or independent contractors in connection with the collection of accounts referred by Client.

INDEMNIFICATION OF AGENCY: Client agrees to hold Agency harmless and indemnify it for any and all claims of any person, firm, corporation or governmental entity resulting from or based upon any methods, procedures, devices or communications employed or made by the Client or any of its partners, agents, employees or independent contractors in connection with the collection of accounts referred by Client.

INSURANCE: Agency shall at its expense, at all times during the term of this Agreement, maintain in force the following policies: (a) Errors and Omissions Insurance, in which the limit of aggregate coverage shall be not less than One Million dollars ($1,000,000), and (b) Employee Theft and Dishonesty Blanket Bond, in which the limit of coverage shall be not less than twenty-five thousand dollars ($25,000). Each such policy of insurance shall name Client as a certificate holder thereof, and shall not be cancelable or amendable for any cause without first giving Client thirty (30) days prior written notice. A certificate of said insurance(s) shall be delivered to Client on or before the commencement of this Agreement, or at least ten (10) days prior to the expiration or cancellation of any policies that are replaced.

AUDITS: Client shall have the right to review and audit all Agency records, including policy and procedure documents and financial records, pertaining directly or indirectly to Client's accounts. Audits may be conducted with or without prior notice and during normal business hours. In lieu of on-site reviews, remote access shall be made available and provided with the assistance of the Agency.

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TERMINATION: This agreement may be terminated by either party at will upon thirty (30) days prior written notice to the other. Client may terminate by so notifying the Agency and recalling all accounts. Agency shall be entitled to fees on any payments received up to seven (7) calendar days after being notified of termination. Agency may retain any accounts for which it has received postdated checks, up to three (3) months in total.

ASSIGNMENT: Neither the rights nor the obligations of Agency under this Agreement may be assigned or transferred by Agency without the prior written consent of Client.

INDEPENDENT CONTRACTOR: Agency shall, at all times during the term hereof, be an independent contractor. Agency shall be responsible for the payment of all taxes owed in connection with the compensation for the services it provides hereunder.

INTERPRETIVE PROVISIONS:

         (a) Modifications. This Agreement constitute the entire agreement between Client and Agency with respect to the services being provided by Agency, and no modification or amendment hereto shall be binding upon either party unless evidenced by a writing signed by both parties.

         (b) Choice of Law. This Agreement shall be governed and construed pursuant to the laws of the Commonwealth of Pennsylvania.

         (c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity of any provision shall not affect the enforceability or validity of any other provision.

         (d) Notices. All necessary notices, demands and requests required or permitted to be given hereunder shall be deemed delivered if mailed using certified mail, postage prepaid, to each party's address as set forth in the introductory paragraph of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement on the date first above written.


AGENCY:                                     NCO FINANCIAL SYSTEMS, INC.



By:                                      By:
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